North Texas Commercial Association of Realtors®

COMMERCIAL LEASE AGREEMENT

IN CONSIDERATION of the terms, provisions and agreements contained in this Lease, the parties agree as follows:

ARTICLE ONE. DEFINED TERMS

As used in this Commercial Lease Agreement (the “Lease”), the terms set forth in this Article One have the following respective meanings:

1.01. Effective Date

The last date beneath the signatures of Landlord and Tenant on page 13 below.

1.02.	Landlord

4257 Kellway General Partnership
PO Box 470577
Fort Worth, TX 76147
Telephone: 817.861.2282
Fax: 817.870.2826

1.03. Tenant

OryonTechnologies, LLC

Address Prior to moving into the Demised Premises:  16901 N. Dallas Parkway, Suite 102, Addison, TX 75001 Attn:  Richard Marcus.  Upon moving into the Demised Premises, the Demised Premises will be the Tenant’s address for notices.

1.04. Demised Premises

9957 sf at 4251 Kellway

A.	Street address
4253 Kellway
Addison, TX 75001

B. Legal description

The property on which the Demised Premises is situated (the “Property”) is more particularly described as:  Beltwood North Ph 2 Blk B Lt 8C ACS 1. 984 or is described on Exhibit A, SURVEY AND/OR LEGAL DESCRIPTION.

C. Floor Plan or Site Plan

Being a floor area of approximately 9,957 square feet and being approximately n/a feet by n/a feet (measured to the exterior of outside walls and to the center of the interior walls) and being more particularly shown in outline form on Exhibit B, FLOOR PLAN AND/OR SITE PLAN.

D. Tenant’s pro rata share of the Property is 33%

[See Addendum A, EXPENSE REIMBURSEMENT, if applicable]

1.05. Lease Term

Seventy-two (72) months beginning on the “Commencement Date defined as April 1, 2010 (the “Possession Delivery Date”), the date on which Landlord has delivered to Tenant exclusive possession of all of the Demised Premises in compliance with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises (collectively, “Applicable Laws”).

Base Rent

$ See 17.01. total Base Rent for the Lease Term payable in monthly installments of $ See 17.01. per month in advance.  (The total amount of Rent is defined in Section 3.01.)

1.06. Percentage Rental Rate

 N/A%.  [See Addendum D, PERCENTAGE RENTAL/GROSS SALES REPORTS, if applicable]

1.07. Security Deposit

$6,597.00 (due upon execution of this Lease).  [See Section 3.04]

1.08. Permitted Use

Office/Warehouse and normal business related to Tenant’s industry, which includes printing, electronics and lighting, and uses ancillary thereto, subject to compliance with applicable laws, including, without limitation, environmental laws.  [See Section 6.01]

1.09. Party to whom Tenant is to deliver payments under this Lease [check one]

X Landlord, Principal Broker, or Other.  Landlord may designate in writing the party authorized to act on behalf of Landlord to enforce this Lease.  Any such authorization will remain in effect until it is revoked by Landlord in writing.

1.10. Principal Broker

Henry S. Miller Brokerage, LLC - Mark Hull, acting as [check one]:  X agent for Landlord exclusively, agent for Tenant exclusively, an intermediary.  Principal Broker’s Address:  5001 Spring Valley Road Dallas, TX 75244 Telephone:  972.419.4013 Fax:  _______

1.11. Cooperating Broker

Transwestern - Bill de la Chapelle, acting as [check one]:   agent for Landlord exclusively, X agent for Tenant exclusively, an intermediary.  Cooperating Broker’s Address:  5001 Spring Valley Road, Suite 600W Dallas, Texas 75244 Telephone:  _______ Fax:  _______

1.12. The Fee

The Professional Service Fee shall be as set forth in [check one]:   Paragraph A, or X Paragraph B of Section 15.01.

    A. The percentage applicable for leases in Sections 15.01 and 15.03 shall be six percent (6%).
    B. The percentage applicable in Section 15.04 in the event of a sale shall be NA percent (NA%).

1.13. Acceptance

The number of days for acceptance of this offer is five (5) days.  [See Section 16.14]

ARTICLE TWO. LEASE AND LEASE TERM

2.01. Lease of Demised Premises for Lease Term

Landlord leases the Demised Premises to Tenant and Tenant leases the Demised Premises from Landlord for the Lease Term stated in Section 1.05.  The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.  Landlord shall deliver exclusive possession of all of the Demised Premises to Tenant in compliance with Applicable Laws in all material respects within five (5) business days after the Effective Date.

2.02. Delay in Commencement

Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Demised Premises to Tenant on or before the 5th business day after the Effective Date.  Landlord’s failure to deliver exclusive possession of all of the Demised Premises to Tenant in compliance with Applicable Laws will not affect this Lease or the obligations of Tenant under this Lease.  However, the Commencement Date shall be delayed until possession of the Demised Premises is delivered to Tenant.  The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Demised Premises to Tenant, plus the number of days necessary for the lease Term to expire on the last day of a month.  If Landlord does not deliver exclusive possession of all of the Demised Premises to Tenant in compliance with all Applicable Laws in all material respects within fifteen (15) days after the Effective Date, Tenant may cancel this Lease by giving written notice to Landlord on or before the Possession Delivery Date.  If Tenant gives such notice, this Lease shall be canceled effective as of the date of its execution, and no party shall have any obligations under this Lease.  If Tenant does not give such notice within the time specified, Tenant shall have no right to cancel this Lease as a result of such late delivery, and the Lease Term shall commence on the Possession Delivery Date.  If delivery of possession of the Demised Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date and Expiration Date of the Lease Term.

2.03. Early Occupancy

If Tenant occupies the Demised Premises prior to the Commencement Date, Tenant’s occupancy of the Demised Premises shall be subject to all of the provisions of this Lease other than (i) those applicable to the payment of Base Rent, and (ii) those applicable to the payment for utilities prior to delivery of possession of the Demised Premises to Tenant.  Tenant shall have no obligation to pay any Base Rent prior to the Commencement Date or utility costs/charges for periods prior to delivery of possession of the Demised Premises to Tenant.  Early occupancy of the Demised Premises shall not advance the Expiration Date.

2.04. Holding Over

Tenant shall vacate the Demised Premises immediately upon the expiration of the Lease Term or earlier termination of this Lease.  Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Demised Premises, PROVIDED, HOWEVER, IN NO EVENT SHALL TENANT BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES AND/OR LOST PROFITS SUSTAINED BY LANDLORD AS A RESULT OF ANY HOLDING OVER BY TENANT UNLESS AND UNTIL SUCH HOLDING

OVER HAS CONTINUED FOR MORE THAN THIRTY (30) DAYS AFTER THE EXPIRATION OR ANY EARLIER TERMINATION OF THIS LEASE.  TENANT MAY HOLD OVER FOR A PERIOD OF THIRTY (30) DAYS WITHOUT AN INCREASE OF BASE RENT PROVIDED THAT THE TENANT IS NOT IN DEFAULT AND FURTHER PROVIDED THAT TENANT GIVES WRITTEN NOTICE OF THE HOLDOVER TO LANDLORD AT LEAST 90 DAYS PRIOR TO EXPIRATION OF THE LEASE TERM.  If Tenant does not vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of this Lease, Tenant’s occupancy of the Demised Premises shall be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period shall be increased to an amount which is one and a half (1.5) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease.  This paragraph shall not be construed as Landlord’s consent for Tenant to hold over or to extend this Lease.

ARTICLE THREE. RENT AND SECURITY DEPOSIT

3.01. Manner of Payment

All sums payable under this Lease by Tenant (the “Rent”) shall be made to the Landlord at the address designated in Section 1.02, unless another person is designated in Section 1.10, or to any other party or address as Landlord may designate in writing.  Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by the designated third party.  All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes.  The Base Rent is the minimum rent for the Demised Premises and is subject to the terms and conditions contained in this Lease, together with the attached Addenda, if any.

3.02. Time of Payment

Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Lease Term.  On or before the third day of the second month of the Lease Term and of each month thereafter, the installment of Base Rent and other sums due under this Lease shall be due and payable in advance without off-set deduction or prior demand except as otherwise provided to the contrary in this Lease.  Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the party identified in 1.10 above on or before the due date (and not merely deposited in the mail).  If the Lease Term commences or ends on a day other than the first or last day of a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Lease Term shall be prorated by days.  Notwithstanding anything to the contrary to the Lease, payments of rent will be paid by the third day of each month or postmarked 5 days before the due date.  Tenant will be given three (3) exemptions from late fees in the entire Lease Term.  In the event Tenant is delinquent in submitting payment for rent on time after the third occurrence in the Lease Term, payment will be required to be in certified funds only and Tenant will be responsible for late charges as defined in section 3.03

3.03. Late Charges

Tenant’s failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs.  The exact amount of those costs is impractical or extremely difficult to ascertain.  The costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease or deed of trust encumbering the Demised Premises.  Payments due to Landlord under this Lease are not an extension of credit.  Therefore, if any payment under the Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge of $50.00 plus on any late payments in an amount equal to 0.5% of the amount of the past due payment (the “Late Charge”) per day for each day after the due date, until the past due amount in Good Funds is received by Landlord, up to a maximum of seventeen percent (17%) of the past due amount.  A Late Charge may be imposed only once on each past due payment.  Any Late Charge will be in addition to Landlord’s other remedies for nonpayment of rent.  If any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of one hundred dollars ($100.00), plus (at Landlord’s option) a Late Charge as provided above until good funds are received by Landlord.  The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check.  Payments received from Tenant shall be applied first to any Late Charges, second to Base Rent, and last to other unpaid charges or reimbursements due to Landlord.  Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three (3) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid.  However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04. Security Deposit

Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount stated in Section 1.08.  After the occurrence and during the continuance of an event of default (as defined in Section 11.01 below), Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant.  If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written demand.  Tenant’s failure to restore the full amount of the Security Deposit within the time specified shall be a default under this Lease.  No interest will be paid on the Security Deposit.  Landlord will not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.  Upon any termination of this Lease not resulting from Tenant’s default, and after Tenant has vacated the Property and cleaned and restored the Demised Premises in the manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant within thirty days after the Termination Date or thirty days after Tenant fully complies with the conditions of termination as required in Section 7.05, whichever is later.

3.05. Good Funds Payments

If, for any reason whatsoever, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid thereafter Landlord may, at Landlord’s sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining term of the Lease must be made by cash, certified check, cashier’s check, or money order (“Good Funds”) and that the delivery of Tenant’s personal or corporate check will no longer constitute payment of Rent under this Lease.  Any acceptance by Landlord of a payment for Rent by Tenant’s personal or corporate check thereafter shall not be construed as a waiver of Landlord’s right to insist upon payment by Good Funds as set forth herein.

ARTICLE FOUR. TAXES

4.01. Payment by Landlord

Landlord shall pay the real estate taxes on the Property during the Lease Term.

4.02. Improvements by Tenant

Intentionally omitted.

4.03. Joint Assessment

Intentionally omitted.

4.04. Personal Property Taxes

Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant.  Tenant shall use reasonable efforts to have Tenant’s property taxed separately from the Demised Premises.  If any of Tenant’s property is taxed with the Demised Premises, Tenant shall pay the taxes for its property to Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for the property taxes.

ARTICLE FIVE. INSURANCE AND INDEMNITY

5.01. Casualty Insurance

During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Demised Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Demised Premises and the availability of insurance at reasonable rates.  The policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils which Landlord deems necessary.  Landlord may, at Landlord’s option, obtain insurance coverage for Tenant’s fixtures, equipment or building improvements installed by Tenant in or on the Demised Premises.  If requested in writing by Tenant during the Lease Term, (but not more than once in a 12 month period), Landlord will provide Tenant with evidence that Landlord is maintaining the insurance required by this section 5.01; provided, however, Landlord shall have no obligation to furnish the foregoing evidence of Landlord’s insurance at any time in which an event of default (as defined in section 11.01) has occurred and is continuing.  If, within ten (10) business days after Landlord’s receipt of a written request therefor, Landlord fails to provide Tenant with evidence that Landlord is maintaining the insurance required by this section 5.01, and such failure continues for more than five (5) business days after Landlord’s receipt of written notice from Tenant that Landlord has failed to timely deliver evidence of insurance, Landlord will be conclusively deemed to have failed to obtain and maintain such required insurance.  Tenant shall, at Tenant’s expense, maintain insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect tenant’s interest.  Tenant shall not do or permit to be done anything which invalidates any insurance policies.  Any casualty insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying the insurance and under its sole control.

5.02. Increase in Premiums

Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Demised Premises other than the Permitted Use that would cause suspension or cancellation of any fire and extended coverage insurance policy carried by Landlord, or increase the premiums therefore, without the prior written consent of Landlord.  If Tenant’s use and occupancy of the Demised Premises other than the Permitted Use causes an increase in the premiums for any fire and extended coverage insurance policy carried by Landlord, Tenant shall pay to Landlord, as additional rental, the amount of the increase within ten days after demand and presentation by Landlord of written evidence of the increase.

5.03. Liability Insurance

During the Lease Term Tenant shall maintain a commercial general liability policy of insurance, at Tenant’s expense, insuring Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Demised Premises.  The initial amounts of the insurance must be at least:  $500,000 for Each Occurrence, $1,000,000 General Aggregate per policy year, $100,000 Property Damage for the Demised Premises, and $10,000 Medical Expense; plus a $5,000,000 commercial general liability umbrella, and shall be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord’s discretion, exercised in good faith.  However, the amounts of the insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation under this Lease.  The policies must contain cross-liability endorsements, if applicable, and must insure Tenant’s performance of the indemnity provisions of Section 5.04.  The policies must contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days prior written notice to Landlord.  Tenant may discharge Tenant’s obligations under this Section by naming Landlord as an additional insured under a comprehensive policy of commercial general liability insurance maintained by Tenant and containing the coverage and provisions described in this Section.  Tenant shall deliver a copy of the policy or certificate (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Lease Term.  If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant’s expense.  Tenant may, at Tenant’s expense, maintain other liability insurance as Tenant deems necessary.

5.04. Indemnity

Landlord shall not be liable to Tenant or to Tenant’s employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant,

Tenant’s employees, subtenants, agents, licensees or concessionaires or any other person entering the Demised Premises under express or implied invitation of Tenant or arising out of the use of the Demised Premises by Tenant and the conduct of Tenant’s business, or arising out of any breach or default by Tenant in the performance of Tenant’s obligations under this Lease; and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury.  Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord’s employees or agents, and Landlord agrees to indemnity and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.05. Comparative Negligence

Tenant and Landlord hereby unconditionally and irrevocably agree to indemnify, defend and hold each other and their officers, agents, directors, subsidiaries, partners, employees, licensees and counsel harmless to the extent of each party’s comparative negligence, if any, from and against any and all loss, liability, demand, damage, judgment, suit, claim, deficiency, interest, fee, charge, cost or expense (including, without limitation, interest, court costs and penalties, reasonable attorney’s fees and disbursements and amounts paid in settlement, or liabilities resulting from any change in federal, state or local law or regulation or interpretation of this Lease) of whatever nature, (each a “Claim”) on a comparative negligence basis, even when caused in part by Landlord’s or Tenant’s negligence or the joint or concurring negligence of Landlord, Tenant, and any other person or entity, which may result or to which Landlord or Tenant and/or any of their officers, agents, directors, employees, subsidiaries, partners, licensees and counsel may sustain, suffer, incur or become subject to in connection with or arising in any way whatsoever out of the leasing, operation, promotion, management, maintenance, repair, use or occupation of the Demised Premises, or any other activity of whatever nature in connection therewith, or arising out of or by reason of any Investigations litigation or other proceedings brought or threatened, arising out of or based upon the leasing, operation, promotion, management, maintenance, repair, use or occupancy of the Demised Premises, or any other activity on the Demised Premises.  NOTWITHSTANDING THE FOREGOING IN NO EVENT SHALL TENANT’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS LEASE COVER (1) CLAIMS WAIVED BY LANDLORD IN SECTION 5.06 BELOW, (2) CLAIMS ARISING DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS OFFICERS, AGENTS, DIRECTORS, MEMBERS, SUBSIDIARIES, PARTNERS, EMPLOYEES, LICENSEES AND COUNSEL (COLLECTIVELY, “LANDLORD PARTIES”) OR (3) CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (EXCEPT AS OTHERWISE PROVIDED TO THE CONTRARY IN SECTION 2.04 ABOVE.  This provision shall survive the expiration or termination of this Lease.

5.06. Waiver of Subrogation

Notwithstanding anything in this Lease to the contrary, Tenant releases all Landlord Parties from, and waives, and shall cause its insurance carrier(s) and any other party claiming through or under Tenant and/or such carrier(s) by way of subrogation or otherwise, to waive, any and all rights of recovery (including without limitation, a direct action for damages and all rights of their respective insurance carrier(s) based upon an assignment from its insured), Claim, action or causes of action against all Landlord Parties for any loss or damage to Tenant’s business, any loss of use of the Demised Premises, and any loss, theft or damage to Tenants trade fixtures, equipment, furniture and other personal property within the Demised Premises, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD PARTY, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance, including any deductible (provided, however, that the portion of the cost of any repairs covered by insurance but attributable to a commercially reasonable deductible amount may be included in Operating Expenses to the extent permitted by the Addendum A attached hereto).  In addition and notwithstanding anything to the contrary contained in this Lease, Landlord releases Tenant and its officers, agents, directors, members, subsidiaries, partners, employees, licensees, sublessees and counsel (collectively, “Tenant Parties”) from and waives, and shall cause its insurance carrier(s) and any other party claiming through or under Landlord and/or such carrier(s), by way of subrogation or otherwise, to waive, any and all rights of recovery (including, without limitation, a direct action for damages and all rights of their respective insurance carrier(s) based upon an assignment from its insured), Claim, action or causes of action against all Tenant Parties for any loss of or damage to or loss of use of the building in which the Demised Premises is located (the “Building”), any additions or improvements to the Property or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS, OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY TENANT PARTY which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance, including any deductible.  These mutual waivers shall be in addition to, and not in limitation or derogation of any other waiver or release contained in this Lease with respect to any loss of or damage to, property of the parties.  Inasmuch as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (which has issued to such party policies of fire and extended coverage insurance) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

ARTICLE SIX. USE OF DEMISED PREMISES

6.01. Permitted Use

Tenant may use the Demised Premises only for the Permitted Use stated in Section 1.09.  The parties to this Lease acknowledge that the current use of the Demised Premises or the improvements located on the Demised Premises, or both, may or may not conform to the city zoning ordinance with respect to the permitted use, height, setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters which may have a significant economic impact upon the Tenant’s intended use of the Demised Premises.  Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant’s satisfaction the extent of any limitations or non-conforming uses of the Demised Premises.  Tenant further acknowledges that Tenant is not relying upon any warranties or representations of the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Demised Premises, or with respect to any uses of the improvements located on the Demised Premises.

6.02 Compliance with Law

Subject to Landlord’s satisfaction of its delivery of possession of the Demised Premises obligations set forth in this Lease, Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Demised Premises, all at Tenant’s sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the Texas Architectural Barriers Act (Article 9102 and any successor statute) and the Americans with Disabilities Act (the “ADA”).  To the extent any alterations to the Demised Premises are required by the ADA or other applicable laws or regulations, Tenant shall bear the expense of the alterations.  To the extent any alterations to areas of the Property outside the Demised Premises are required by Title III of the ADA or other applicable laws or regulations (for “path of travel” requirements or otherwise), Landlord shall bear the expense of the alterations.  Notwithstanding the foregoing, in no event will Tenant be obligated to remedy any non-compliance with Applicable Laws (including the TABA and/or the ADA) existing on the Possession Delivery Date, except Applicable Laws which are specific to Tenant’s use of Demised Premises.

6.04. Certificate of Occupancy

.  If required by Applicable Laws, Tenant shall obtain a Certificate of Occupancy from the municipality in which the Property is located prior to occupancy of the Demised Premises, which Certificate of Occupancy can be issued on a date prior to Tenant’s commencement of construction of interior leasehold improvements and will for all purposes satisfy Tenant Certificate of Occupancy delivery obligation.  Tenant may apply for a Certificate of Occupancy prior to the Commencement Date and, if Tenant is unable to obtain a Certificate of Occupancy, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord or Tenant is unwilling or unable to cure the defects which prevented the issuance of the Certificate of Occupancy.  Landlord may, but has no obligation to, cure any such defects, including any repairs, installations, or replacements of any items which are not presently existing on the Demised Premises, or which have not been expressly agreed upon by Landlord in writing.

6.04. Signs

Without the prior written consent of Landlord (which consent will not be unreasonably withheld or delayed), Tenant may not place any signs, ornaments or other objects upon the Demised Premises or on the Property, including but not limited to the roof or exterior of the Building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the Building.  Any signs installed by Tenant must conform with applicable laws, deed restrictions on the Property, and other applicable requirements.  Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damage and close any holes caused by the removal.

6.05. Utility Services

Tenant shall pay the cost of all utility services exclusively servicing the Demised Premises and which are separately metered, and Tenants pro rata share of utilities which are included in CAM expenses, including but not limited to initial connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Demised Premises, and for replacing all electric lights, lamps and tubes within the Demised Premises.

6.06. Landlord’s Access

Landlord and Landlord’s agents shall have the right to, upon 24 hour notice made by fax, telephone or e-mail to Tenant and during normal business hours and without unreasonably interfering with Tenant’s business, or in the event of an emergency whereby the 24 hour notice is waived, enter the Demised Premises:  (a) to inspect the general condition and state of repair of the Demised Premises, (b) to make repairs required or permitted under this Lease, (c) to show the Demised Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose.  If Tenant changes the locks on the Demised Premises, Tenant must provide Landlord with a copy of each separate key.  During the final one hundred fifty (150) days of the Lease Term, Landlord and Landlord’s agents may erect and maintain on or about the Demised Premises signs advertising the Demised Premises for lease or for sale.

6.07. Possession

If Tenant pays the rent, properly maintains the Demised Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Demised Premises for the full Lease Term, subject to the provisions of this Lease.

6.08. Exemptions from Liability

Landlord shall not be liable for any damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Demised Premises, whether the damage or injury is caused by or results from:  (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Demised Premises or upon other portions of any building of which the Demised Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building on the Property.  Landlord shall not be liable for any damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant.  The provisions of this Section 6.08 shall not, however, exempt Landlord from liability for the gross negligence or willful misconduct of Landlord or any other Landlord Parties.

ARTICLE SEVEN.  PROPERTY CONDITION MAINTENANCE, REPAIRS AND ALTERATIONS

7.01. Property Condition

Except as disclosed in writing by Landlord to Tenant contemporaneously with the execution of this Lease, to the best of Landlord’s actual knowledge the Demised Premises has no known latent structural defects, construction defects of a material nature, and to the best of Landlord’s actual knowledge none of the improvements has been constructed with materials known to be a potential health hazard to occupants of the Demised Premises.  Tenant acknowledges that neither the Principal Broker nor any Cooperating Broker has made any warranty or representation to Tenant with respect to the condition of the Demised Premises and that Tenant is relying exclusively upon Tenant’s own investigations and the representations of Landlord, if any, with respect to the condition of the Demised Premises.  Landlord and Tenant agree to hold the Brokers harmless of and from any and all damages, claims, costs and expenses of every kind and character resulting from or related to Landlord’s furnishing to the Brokers any false, incorrect or inaccurate information with respect to the Demised Premises, or Landlord’s concealing any material information with respect to the condition of the Demised Premises. Other than as expressly set forth in this Lease, Landlord represents that on the Commencement Date (and for thirty (30) days thereafter) the building fixtures and equipment, plumbing and plumbing fixtures, electrical and lighting system, any fire protection sprinkler system, ventilating equipment, heating system, air conditioning equipment, roof skylights, doors, overhead doors, windows, dock levelers, elevators, and the interior of the Demised Premises in general are in good operating condition.  Tenant shall have a period of thirty (30) days following the Commencement Date in which to inspect the Demised Premises and to notify Landlord in writing of any defects and maintenance, repairs or replacements required to the above named equipment, fixtures, systems and interior.  Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord’s expense, correct the defects and perform the maintenance, repairs and replacements.

7.02. Acceptance of Demised Premises

Subject to the provisions in Section 7.01 and the satisfaction of Landlord’s delivery of possession of the Demised Premises obligations set forth in this Lease, Tenant acknowledges that:  (a) a full and complete inspection of the Demised Premises and adjacent common areas has been made and Landlord has fully and adequately disclosed the existence of any defects which would interfere with Tenant’s use of the Demised Premises for their intended commercial purpose, and (b) as a result of such inspection and disclosure, Tenant has taken possession of the Demised Premises and accepts the Demised Premises in its “As Is” condition.

7.03. Maintenance and Repair

Except as otherwise provided in this Lease, Landlord shall be under no obligation to perform any repair, maintenance or management service in the Demised Premises or adjacent common areas.  Tenant shall be fully responsible, at its expense, for all repair, maintenance and management services other than those which are expressly assumed by Landlord.

A. Landlord’s Obligation.

(1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall, at Landlord’s sole cost and expense, except as otherwise expressly provided in this Lease, keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Building, all Building systems other then those exclusively servicing the Demised Premises or other tenant’s premises, and all common areas at the Property including without limitation, all parking areas, in good order, condition and repair.  Landlord shall not be obligated to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls.  In addition, Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of written, emailed or fax notice from Tenant of the need for repairs.  If any repairs are required to be made by Landlord, Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s furnishings, fixtures, inventory equipment and other property, to the extent required to enable Landlord to make repairs.  Landlord’s liability under this Section shall be limited to the cost of those repairs or corrections.  Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Demised Premises at Landlord’s expense or to terminate the Lease because of the condition.

(2) All repair, maintenance, management and other services to be performed by Landlord or Landlord’s agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims for breach of warranty arising from the performance of those services.

B. Tenant’s Obligation.

(1) Subject to the provisions of Section 7.01 , Section 7.03.A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Demised Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, heating system, ventilating equipment, air conditioning equipment, electrical and lighting systems, fire protection sprinkler system dock levelers, elevators, interior and exterior plumbing; (to the extent the exterior plumbing exclusively serves the Demised Premises), the interior of the Demised Premises in general, and pest control and extermination.  In addition, Tenant shall, at Tenant ‘s expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Demised Premises, caused by Tenant’s act:  or omissions.  If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) days’ prior written notice, enter the Demised Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge.

(2) HVAC Service.  Tenant shall, at Tenant’s own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all refrigeration, heating, ventilating and air conditioning systems and equipment within the Demised Premises during the Lease Term.  If Tenant fails to enter into such a service contract reasonably acceptable to Landlord, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof plus a reasonable service charge, regularly upon demand.

7.04 Alterations, Additions and Improvements

Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed with respect to non-structural alterations, additions or improvements and, provided that roof exhausts are installed in a manner that does not adversely affect Landlord’s roof warranty, consent is hereby given with respect to the roof exhausts to be created in connection with the initial improvements (collectively, the “Tenant Improvements”) to be made by or on behalf of Tenant to the Demised Premises.  If Landlord does not consent or affirmatively withhold its consent to any proposed alteration, addition or improvement to the Demised Premises (each an “Alteration” and collectively “Alterations”), or the plans and/or specifications with respect thereto, in writing within fifteen (15) days after Landlord’s receipt of a written request therefor together with, as applicable, plans and specifications related thereto, and such failure continues for five (5) business days after Landlord’s receipt of written notice thereof (such written request and such subsequent notice shall each note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide written notice to Tenant of Landlord’s decision to give or withhold its consent to the proposed Alterations will constitute a deemed written consent by Landlord to the proposed Alterations and the plans and specifications, if any, with respect thereto), such Alterations, and the plans and specifications, if any, with respect thereto, shall be deemed to have been consented to in writing by Landlord.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall have no right to condition its consent to any Alterations (including, without limitation, the Initial Alterations) to (i) the requirement that such Alterations be completed/performed under the direct supervision of Landlord or Landlord’s agent or representative and/or that the cost of supervision of any Alterations be paid for by Tenant, (ii) a requirement that Tenant pay to Landlord any construction management fee or other similar type of compensation in connection therewith unless Tenant has requested and Landlord has agreed to directly supervise and/or manage the construction of the applicable Alterations, (iii) a requirement that such Alterations be performed at a time or times specified by Landlord except as otherwise permitted above in this subsection, or (iv) a requirement that Tenant remove such Alterations upon the expiration or earlier termination of this Lease except to the extent Landlord is permitted to do so pursuant to Section 7.05 below.  If Landlord elects not to consent to any proposed Alterations and/or any plans and specifications submitted to Landlord with respect thereto, Landlord will identify in its written notice of such election the reasons for the same.  Tenant may erect or install trade fixtures, shelves, bins, machinery, heating, ventilating and air conditioning equipment and, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations; provided, however, Landlord agrees that Tenant’s contractor and its subcontractors can construct the initial Tenant Improvements without complying with permitting requirements of the City of Addison, Texas.  At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Section 7.05 below, have the right to remove items installed by Tenant, provided Tenant is not in default at the time of the removal and provided further that Tenant shall, at the time of removal of the items, repair in a good and workmanlike manner any damage caused by the installation or removal.  Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Demised Premises and shall not permit any mechanic’s or material man’s lien to be filed against the Demised Premises or the Property in connection with any of the foregoing performed by or on behalf of Tenant excluding, however, any of the foregoing performed by or on behalf of the Landlord.  Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions or improvements.

7.05. Condition upon Termination

Upon the expiration or termination of this Lease, Tenant shall surrender the Demised Premise to Landlord broom clean and in the same condition as received on the Commencement Date, except for ordinary wear and tear which Tenant is not otherwise obligate remedy under any provision of this Lease.  Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or Destruction).  In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration or termination of this Lease and to restore the Demised Premises to its prior condition, all at Tenant’s expense; provided, however, in no event will Tenant be required to remove any of the following:  (1) any of the Tenant Improvements; or (2) any of the alterations, additions or improvements to the Demised Premises unless the same are installed by or for the benefit of Tenant and in Landlords’ reasonable judgment are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office and / or warehouse improvements and if requested in writing by Tenant, Landlord has notified Tenant of the foregoing prior to the completion of the applicable alteration, addition or improvement.  All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or termination of this Lease.  In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent:  (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) heating, ventilating, or air conditioning equipment; (vi) fencing or security gates; or (vii) any other fixtures, equipment or items which, if removed, would affect the operation or the appearance of the Property.

ARTICLE EIGHT. DAMAGE OR DESTRUCTION

8.01. Notice

If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.

8.02. Partial Damage

In the event the Demised Premises sustains damage from herein said events (excluding damage caused by Tenant or by any Tenant Parties) and the Demised Premises is unsafe to occupy or unable to serve the day to day requirements of the Tenant, and cannot reasonably be repaired within 120 days after the date of damage, Tenant may at its discretion terminate this Lease by written notice to Landlord within 30 days after the date of damage in order to relocate into property which can service the day to day needs of the Tenant.  If the Building or other improvements situated on the Property are damaged by fire, tornado or other casualty, each a “Casualty”, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, this Lease shall not terminate, but Landlord shall proceed with reasonable diligence to rebuild or repair the Building and other improvements on the Property (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) to substantially the condition in which they existed prior to the damage.  If the casualty occurs during the final eighteen (18) months of the Lease Term, Landlord shall not be required to rebuild or repair the damage unless Tenant exercises Tenant’s renewal option (if any) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not exercise its renewal option or if there is no renewal option contained in this Lease, Landlord may, at Landlord’s option, terminate this Lease by promptly delivering a written termination notice to Tenant in which event the Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of receipt by Landlord of the written notification of the damage.  To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

8.03. Substantial or Total Destruction

If the Building or other improvements situated on the Property are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of the damage or destruction provided that Tenant shall have no right to terminate this Lease if the damage does not materially affect Tenant’s use of the Demised Premises.  If neither party promptly terminates this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the Building and other improvements (except that Tenant shall rebuild and repair Tenant’s fixtures and improvements in the Demised Premises).  To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

8.04. Failure to Complete Repairs

If Landlord is obligated to repair damage to the Demised Premises (including the improvements located therein at the time of the Casualty), the Building or other portions of the Property pursuant to this Article 8 (collectively, the “Damaged Improvements”), Landlord shall use reasonable efforts to complete or cause the completion of the repairs to the same on or before the expiration of the Casualty Repair Delivery Date (as defined below).  Notwithstanding anything else to the contrary contained in this Lease, if (1) Landlord, for any reason whatsoever, cannot complete or cause the completion of the repair of the applicable damage to the Damaged Improvements required by this Lease on or before the Casualty Repair Delivery Date, and (2) such damage was not caused by an act of Tenant or any other Tenant Party, then, in addition to all other remedies available to Tenant at law or in equity (including, without limitation, the recovery of special and/or consequential damages), Tenant shall have the right to terminate this Lease, effective as of the date of the occurrence of the applicable damage, by giving Landlord written notice thereof within thirty (30) days after the expiration of the Casualty Repair Delivery Date; provided, however, if Tenant delivers such written termination notice to Landlord and on the date of such delivery Landlord is continuing with commercially reasonable diligence to cause such damage to the Damaged Improvements to be repaired as required hereby, then such termination shall not be effective; provided further, however, if (a) Tenant’s termination notice is not effective due to the foregoing, and (b) thereafter Landlord fails to continue with commercially reasonable diligence to cause such damage to the Damaged Improvements to be repaired as required hereby, then Tenant may terminate this Lease by giving Landlord written notice thereof within thirty (30) days after the date on which Tenant first becomes aware of such failure.  As used herein, the term “Casualty Repair Delivery Date” will mean the date that is the 180th day after the date the Damaged Improvements have been damaged by fire or other Casualty, as extended by the number of days that Landlord is delayed and/or prevented from completing or causing the completion of the required repair of the applicable damage to the Damaged Improvements as a result of delays due to force majeure excluding, however, delays caused by the negligence or misconduct of any contractor(s) of Landlord and/or subcontractor(s) of such contractor(s).

ARTICLE NINE. CONDEMNATION

If, during the Lease Term or any extension thereof all or a substantial part of the Demised Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of the Lease Term, effective from the date of the taking.  If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease.  If Landlord does not terminate this Lease, Landlord shall promptly, at Landlord’s expense, restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) situated on the Property in order to make the same reasonably tenantable and suitable for the use for which the Demised Premises is leased as defined in Section 6.01.  The monthly installments of Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted equitably.  Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding.  The termination of this Lease shall not affect the rights of the parties to such awards.

ARTICLE TEN. ASSIGNMENT AND SUBLETTING

Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld or delayed, assign this Lease or sublet the Demised Premises or any portion thereof.  Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Demised Premises.  In the event of any assignment or subletting, Tenant shall remain fully liable for the full performance of all Tenants’ obligations under this Lease; however, a sublessee shall not be obligated to pay more rent than as stated in the applicable sublease, provided that Landlord shall be entitled in all events to receive the full amount of Rent payable by Tenant under this Lease in the time and manner provided in this Lease.  Tenant shall not assign its rights under this Lease or sublet the Demised Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease.  If an event of default occurs and continues while the Demised Premises is assigned or sublet, Landlord may, at Landlord’s option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease.  No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant’s obligations under this Lease.  If Landlord fails to respond to any written request by Tenant for Landlord’s consent to any assignment of this Lease or subletting of all or any portion of the Demised Premises (each a “Transfer”) within ten (10) business days after Landlord’s receipt of such written request, and such failure continues for five (5) business days after Landlord’s receipt of written notice thereof (such subsequent notice shall note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide written notice to Tenant of Landlord’s decision to give or withhold its consent to the proposed Transfer will constitute a deemed written consent by Landlord to the proposed Transfer), Landlord will be deemed to have consented in writing to the applicable proposed Transfer.  Consent or deemed consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers.  Tenant may assign its entire interest under this Lease or sublet all or any portion of the Demised Premises to its Affiliate (defined below) or to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord’s reasonable discretion (a “Permitted Transfer Without Landlord Consent”):  (1) no uncured event of default (as defined in Section 11.1) exists under this Lease; (2) Tenant’s successor by purchase shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor by purchase, merger, consolidation or reorganization shall have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) no portion of the Building or Demised Premises will become subject to additional or different laws as a consequence of the proposed Transfer; (5) such Affiliate’s or Tenant’s successor’s use of the Demised Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building provided that such tenant’s lease is in effect on the Effective Date; and (6) Tenant shall give Landlord written notice at least five (5) business days prior to the effective date of a Transfer to an Affiliate or the proposed purchase, merger, consolidation or reorganization unless such advance notice cannot be given by Tenant pursuant to any applicable law or other legal requirement, in which case Tenant shall give Landlord such notice as soon as practicable after the effective date of the proposed Transfer, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Article 10 have been satisfied.  The term “Affiliate” means any person or entity controlling, controlled by or under common control with Tenant or Landlord, as applicable.

ARTICLE ELEVEN. DEFAULT AND REMEDIES

11.01. Default

Each of the following events is an event of default under this Lease:

A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due and the continuance of that failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant.  This clause shall not be construed to permit or allow a delay in paying Rent beyond the due date and shall not affect Landlord’s right to impose a Late Charge as permitted in Section 3.03.

B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant; provided, however, if Tenant’s failure cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as; (1) Tenant commences to cure the failure within the 30 day period following Landlord’s initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease

C. Intentionally omitted.

    D.The commencement by Tenant or any guarantor of Tenant’s obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property:

    E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor:  (i) fails to obtain a dismissal of such case, proceeding, or other action within one hundred twenty (120) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven (7) business days after the entry thereof; and

F. Intentionally omitted.

11.02. Remedies

Upon the occurrence and during the continuance of any of the events of default listed in Section 11.01, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand.

A. Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord.  If Tenant fails to so surrender the Demised Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Demised Premises or Rent in arrears, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages.  Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of the termination, whether through inability to re-let the Demised Premises on satisfactory terms or otherwise.

B. Enter upon and take possession of the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof Landlord may re-let the Demised Premises and receive the rent therefore.  Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such re-letting.  In determining the amount of the deficiency, the professional service fees, attorneys’ fees, court costs, remodeling expenses and other costs of re-letting shall be subtracted from the amount of rent received under the re-letting.

C. Enter upon the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease.  Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, together with for any interest thereon at the rate of seventeen percent (17%) per annum from the date expended until paid.  Landlord shall not be liable damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

D. Accelerate and declare the Rent for the entire Lease Term, and all other amounts due under this Lease, at once due and payable, and proceed by attachment, suit or otherwise, to collect all amounts in the same manner as if all such amounts due or to become due during the entire Lease Term were payable in advance by the terms of this Lease, and neither the enforcement or collection by Landlord of such amounts nor the payment by Tenant of such amounts shall constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies which the Landlord may have with respect to any such breach.

E. In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Demised Premises in the event Tenant fails to pay the monthly installment of Rent when due.  Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Demises Premises unless and until Tenant pays Landlord all Rent which is delinquent.  Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout.  At such time that Landlord changes or modifies the locks Landlord shall post a “ Notice of Change of Locks” on the front of the Demised Premises.  Such Notice shall state that:

(1) Tenant’s monthly installment of Rent is delinquent, and therefore, under authority of Section 11.02.E of Tenant’s Lease, the Landlord has exercised its contractual right to change or modify Tenant’s door locks;

(2) The Notice has been posted on the Tenant’s front door by a representative of Landlord and Tenant should make arrangements with the representative to pay the delinquent installments of Rent and a $300.00 lockout fee when Tenant picks up the key; and

(3) The failure of Tenant to comply with the provisions of the Lease and the Notice and/or tampering with or changing the door lock(s) by Tenant may subject Tenant to legal liability.

F. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant.  Notwithstanding any such re-letting or re-entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default.  Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.  Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of Landlord’s remedies, or forbearance by Landlord to enforce one or more of Landlord’s remedies upon an event of default shall not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease.  Pursuit of any one of the above remedies shall not preclude pursuit by Landlord of any of the other remedies provided in this Lease.  The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any re-letting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession.  If Landlord terminates this Lease at any time for any default:  in addition to other Landlord’s remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Demised Premises and the Rent then remaining unpaid.

If Landlord exercises one or more of its available remedies during the continuance of an event of default listed in Section 11.01, the subsequent curing of such default will not affect Landlord’s right to continue the exercise of such remedies which were commenced prior to the curing of the default.

11.03. Notice of Default

Tenant shall give written notice of any failure by Landlord to perform any of Landlord’s obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Demised Premises whose name and address have been furnished to Tenant in writing.  Landlord shall not be in default under this Lease unless Landlord (or such, ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant’s notice.  However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion (each a “Landlord Default”).  Upon the occurrence and during the continuance of a Landlord Default, Tenant may, in addition to any other rights or remedies it may have under this Lease or at law or in equity, at its option (i) if such default is a failure by Landlord to perform any repair, maintenance or warranty obligation of Landlord under this Lease, then to the extent Tenant is prevented from using the Demised Premises in the ordinary course of its business as a result thereof (and does not so use the Demised Premises or a part thereof), abate proportionately payment of the monthly installments of Base Rent and additional Rent to Landlord until such default is cured, or (ii) cure such default and obtain reimbursement for all costs incurred in connection therewith as set forth below.  It after the occurrence of a Landlord Default which is not cured as provided above, Landlord fails to reimburse Tenant for the costs incurred by Tenant to remedy Landlord’s breach within ten (10) days after Landlord’s receipt of written evidence of the amount of such costs, or if Landlord otherwise fails to pay to Tenant any other amount payable by Landlord to Tenant pursuant to this Lease within 10 days after Landlord’s receipt of written notice that such sum is past due, then Tenant may recover any such amounts owing from Landlord, plus interest thereon at 12% per annum.

11.04. Limitation of Landlord’s Liability

As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Demised Premises or the leasehold estate under a ground lease of the Demised Premises at the time in question.  Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title.  Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer provided that the applicable transferee assumes all of the obligations of the landlord under this Lease from and after the effective date of the applicable transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease.  However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if such Security Deposit has not then been applied under the terms of this Lease.

ARTICLE TWELVE. LANDLORD’S CONTRACTUAL LIEN

Landlord waives, disclaims, relinquishes and releases all prejudgment statutory, constitutional and/or contractual liens and any other interests or rights granted to Landlord by or under present or future laws with respect to this Lease and any property of Tenant or any permitted transferees located at the Demised Premises.  Landlord agrees, within ten (10) days after written request from Tenant, to execute an instrument in form reasonably satisfactory to Landlord in favor of any lender, lessor, vendor or supplier of Tenant, confirming Landlord’s waiver and relinquishment of Landlord’s rights with respect to property owned by Tenant and located at the Property (collectively, “Tenant’s Personalty”).  Such instrument shall also permit such lender, lessor, vendor or supplier to remove Tenant’s Personalty after the expiration or any earlier termination of this Lease or any termination of Tenant’s right to possession of the Demised Premises provided such party repairs any damage resulting from such entry and/or removal, and shall further require that such lender, lessor, vendor or supplier remove Tenant’s Personalty after such party’s receipt of written notice from Landlord of the expiration or any earlier termination of this Lease or any termination of Tenant’s right to possession of the Demised Premises, failing which, Landlord shall be permitted, at Landlord’s option, to remove Tenant’s Personalty and store same for the account of Tenant.  If such lender, lessor, vendor or supplier fails to remove Tenant’s Personalty within fifteen (15) days after receipt of such written notice from Landlord, Tenant’s Personalty shall be deemed abandoned, all security interests or liens of such vendor, lender, supplier or other claimant shall be waived or relinquished without requirement of any further act or notice and Landlord may, at Tenant’s expense, remove same and store or dispose of such property for Tenant’s account.

ARTICLE THIRTEEN. PROTECTION OF LENDERS

13.01. Subordination and Attornment

Landlord shall have the right to subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Demised Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.  Landlord’s right to obtain such a subordination is subject to Landlord’s providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Demised Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Demised Premises and recognize the transferee or successor as Landlord under this Lease.  If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease shall be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof.  Tenant’s rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing ground lease, deed of trust or mortgage encumbering the Demised Premises.

13.02. Signing of Documents

Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any attornment or subordination or any agreement to attorn or subordinate.  If Tenant fails to do so within ten (10) business days after written request, and such failure continues for more than five (5) business days after Tenant’s receipt of written notice thereof, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver the attornment or subordination document or agreement.  Landlord represents and warrants to Tenant that Genworth Financial (the “Existing Lender”) currently has a lien on the Property and that there are no other loans secured by a lien on the Property.  Landlord agrees to deliver to Tenant a subordination, non-disturbance and attornment agreement from the Existing Lender in the form of Rider No. 1 attached hereto (the “Initial SNDA”).  Tenant agrees to execute the Initial SNDA concurrently with its execution and delivery of this Lease.  It is understood and agreed that the delivery of the Initial SNDA pursuant to this Section constitutes a material consideration to Tenant in entering into this Lease.  Consequently, if Landlord fails for any reason whatsoever to obtain and deliver to Tenant the Initial SNDA signed by Landlord and the Existing Lender within ten (10) days after the date on which Tenant has delivered to Landlord at least two (2) originals of this Lease each executed by Tenant and at least three (3) originals of the Initial SNDA each executed by Tenant, Tenant shall have the right, as its sole remedy, at law or in equity, in its sole discretion by written notice to Landlord to terminate this Lease at any time prior to the Commencement Date, in which case Landlord shall promptly return to Tenant all amounts theretofore paid to or deposited with Landlord by Tenant.

13.03. Estoppel Certificates.

A. Upon Landlord’s written request, Tenant shall execute and deliver to Landlord a written statement certifying:  (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why); (6) that, other than as set forth herein, the Tenant has no claim against the Landlord under the Lease and has no defense or right of offset against collection of rent or other charges accruing under the Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any security deposits and other deposits, if any; and (9) the identity and address of any guarantor of the lease.  Tenant shall deliver the statement to Landlord within ten (10) days after Landlord’s request.  Landlord may forward any such statement to any prospective purchaser or lender of the Demised Premises.  The purchaser or lender may rely conclusively upon the statement as true and correct.

B. If Tenant does not deliver the written statement to Landlord within the ten (10) day period and such failure continues for more than five (5) business days after Tenant’s receipt of written notice thereof, Landlord and any prospective purchaser or lender, may conclusively presume and rely upon the following facts:  (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) that Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of the presumed facts.

13.04. Tenant’s Financial Condition

Provided that no event of default (as defined in Section 11.01 above) has occurred and within ten (10) days of written request from Landlord and not before 90 days after the end of the previous calendar year, Tenant shall deliver to Landlord an unaudited balance sheet as of the end of the previous calendar year which reflects the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant.  If an event of default (as defined in Section 11.01 above) has occurred and within ten (10) days of written request from Landlord, Tenant shall deliver to Landlord its most recent unaudited balance sheet which reflects the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant.  Tenant represents and warrants to Landlord that each unaudited balance sheet is a true, complete, and accurate statement as of the date thereof.  All financial information shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE 14. ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01. Tenant’s Compliance with Environmental Laws

Subject to Landlord’s satisfaction of its delivery of possession of the Demised Premises obligations set forth in this Lease, Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant’s use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05) waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02. Tenant’s Indemnification

Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord except for Hazardous Materials (including, without limitation, acetone) that are part of the ordinary course of Tenant’s business (the “Permitted Activities”) provided such Permitted Activities comply with applicable laws and are documented in accordance with all laws applicable thereto; (ii) the Demised Premises will not be used in any manner for the storage of any Hazardous Materials except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided that such Permitted Materials are properly stored in a manner and location meeting all laws applicable thereto with notice to and right to inspect by Landlord.  If Tenant breaches the obligations stated in the preceding Section or sentence, or if the presence of Hazardous Materials on the Property caused by Tenant or any Tenant Party results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting there from, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, tines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid In settlement of claims, reasonable attorneys’ fees, court costs, consultant fees and expert fees) which arise during or after the Lease Term as a result of the contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused by Tenant or any Tenant Party results in any contamination of the Property, Tenant shall promptly take all actions at Tenant’s sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions is first obtained.  The foregoing indemnity shall survive the expiration or termination of this Lease.

14.03. Landlord’s Representations and Warranties

Landlord represents and warrants, to the best. of Landlord’s actual knowledge, that:  (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharges emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing prior to the Effective Date.

14.04. Landlord’s Indemnification

Landlord hereby indemnities, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, attorneys fees, court costs, consultant fees, and expert fees, which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present solely as a result of the negligence or willful conduct of Tenant.  Without limiting the generality of the foregoing, the indemnification provided by this Section 14.04 shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05. Definition

For purposes of this Lease, the term “ Hazardous Materials” means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06. Survival

The representations and indemnities contained in this Article 14 shall survive the expiration or termination of this Lease.

ARTICLE FIFTEEN. PROFESSIONAL SERVICE FEES

15.01. Amount and Manner of Payment

Professional service fees due to the Principal Broker shall be calculated and paid as follows:

A. Landlord agrees to pay to the Principal Broker a monthly professional service fee (the “Fee”) for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13.A. of each monthly Rent payment at the time the payment is due.

B. Landlord agrees to pay to the Principal Broker a lump sum professional service fee (the “Fee”) for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13.A of the total Rent to become due to Landlord during the Lease Term.

 The Fee shall be paid to the Principal Broker (i) one-half on the date of Lease Commencement, and (ii) the balance thirty days thereafter.

15.02. Other Brokers

Both Landlord and Tenant represent and warrant to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Broker(s) named in this Lease and no other broker, agent, person, firm or entity other than the Broker(s) is entitled to any commission or fee in connection with this Lease.

15.03. Payments on Renewal, Expansion, Extension or New Lease

If during the Lease Term (as may be renewed or extended) or within ten (10) years from the Commencement Date, whichever is the greater period of time, Tenant, Tenant’s successors or assigns:  (a) exercises any right or option to renew or extend the Lease Term (whether contained in this Lease or in any amendment, supplement or other agreement pertaining to this Lease) or enters into a new lease or rental agreement with Landlord covering the Demised Premises; or (b) enters into any lease, extension, renewal, expansion or other rental agreement with Landlord demising to Tenant any premises located on or constituting all or part of any tract or parcel of real property adjoining, adjacent to or contiguous to the Demised Premises and owned by Landlord on the Commencement Date, Landlord shall pay to the Principal Broker an additional Fee covering the full period of the renewal, extension, lease, expansion or other rental agreement which shall be due on the date of exercise of a renewal option.  Fee is only due and earned if Brokers still exclusively represents their parties and provides Landlord with a Letter of Exclusive Representation and is actively involved in the transaction.  The additional Fee shall be computed under Section 15.01.A or 15.01.B above (whichever has been made applicable under Section 1.13), as if a new lease had been made for such period of time.

15.04. Payments on Sale

If Tenant, Tenant’s successors or assigns, purchases the Demised Premises at any time, pursuant to a purchase option contained in this Lease (or any lease, extension, renewal, expansion or other rental agreement) or, in the absence of any purchase option or exercise thereof, purchases the Demised Premises within ten (10) years from the Commencement Date, Landlord shall pay to the Principal Broker a Professional Service Fee in cash equal to the percentage stated in Section 1.13.B of the purchase price, payable at closing.  Upon closing of a sale to Tenant, all monthly lease Fees shall terminate upon payment of the Professional Service Fee on the sale.

15.05. Landlord’s Liability

If this Lease is negotiated by Principal Broker in cooperation with another broker, Landlord shall be liable for payment of all Professional Service Fees to Principal Broker only, whereupon Landlord shall be protected from any claims from a Cooperating Broker.  The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.

15.06. Mutual Indemnifications

Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all Claims resulting from any and all claims or demands made upon Landlord for any commissions, fees or other compensation by any broker, agent or salesman (other than Principal Broker and Cooperating Broker) in connection with this Lease claiming by or through Tenant.  Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all Claims resulting from any and all claims or demands made upon Tenant for any commissions, fees or other compensation by any broker, agent or salesman (including, without limitation, Principal Broker and Cooperating Broker) in connection with this Lease claiming by or through Landlord.

15.07. Assumption on Sale

In the event of a sale of the Demised Premises or the assignment of this Lease by Landlord, Landlord shall obtain from the purchaser or assignee an Assumption Agreement in recordable form whereby the purchaser or assignee agrees to pay the Principal Broker all Professional Service Fees payable under this Lease and shall deliver a fully executed original counterpart thereof to Principal Broker on the date of closing of the sale of the Demised Premises or assignment of this Lease.  Landlord shall be released from personal liability for subsequent payments only upon the delivery to Principal Broker of that counterpart of the Assumption Agreement.

15.08. Termination

The termination of this Lease by the mutual agreement of Landlord and Tenant shall not affect the right of the Principal Broker to continue to receive the Fees agreed to be paid under this Lease, just as if Tenant had continued to occupy the Demised Premises and had paid the Rent during the entire Lease Term.  Termination of this Lease under Article Eight or Article Nine shall not terminate the Principal Broker’s right to collect the Fees.

15.09. Intermediary Relationship.

A. If either Principal Broker and/or Cooperating Broker (together, the “Brokers”) has indicated in Sections 1.11 and 1.12 that they are acting as an intermediary, then Landlord and Tenant hereby authorize the applicable Broker(s) to act as an intermediary between Landlord and Tenant in connection with this Lease, and acknowledge that the source of any expected compensation to the Brokers will be Landlord, and the Brokers may also be paid a fee by the Tenant.  A real estate broker who acts as an intermediary between parties in a transaction:

(1) may not disclose to Tenant that Landlord will accept a rent less than the asking rent unless otherwise instructed in a separate writing by Landlord;

(2) may not disclose to Landlord that Tenant will pay a rent greater than the rental submitted in a written offer to Landlord unless otherwise instructed in a separate writing by Tenant;

(3) may not disclose any confidential information, or any information a party specifically instructs the real estate broker in writing not to disclose, unless otherwise instructed in a separate writing by the respective party or required to disclose such information by the Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property;

(4) shall treat all parties to the transaction honestly; and

(5) shall comply with the Texas Real Estate License Act.

B. Appointments

Broker is authorized to appoint, by providing written notice to the parties, one or more licensees associated with Broker to communicate with and carry out instructions of one party, and one or more other licensees associated with Broker to communicate with and carry out instructions of the other party or parties, During negotiations, an appointed licensee may provide opinions and advice to the party to whom the licensee is appointed.

ARTICLE SIXTEEN. MISCELLANEOUS

16.01. Disclosure

Landlord and Tenant understand that a real estate broker is qualified to advise on matters concerning real estate and is not expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA.  The Brokers hereby advise Tenant to seek expert assistance on such matters.  Brokers do not investigate a property’s compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition.  If Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased.  Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Demised Premises and the Property.  In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Demised Premises and the Property before consummating this Lease.  Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers harmless of and from any and all liabilities, claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys’ fees and court costs, related to or arising out of or in any way connected to representations concerning matters properly the subject of advice by experts.  In addition, to the extent permitted by applicable law, the Brokers’ liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

16.02. Force Majeure

If performance by Landlord or Tenant of any term, condition or covenant in this Lease (other than any obligation to pay Rent and other charges) is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord or Tenant (financial inability excepted), the period for performance of the term, condition or covenant shall be extended for a period equal to the period Landlord or Tenant, as applicable, is so delayed or prevented.

16.03. Interpretation

The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease.  Tenant shall be responsible for the conduct, acts and omissions of Tenant’s agents, employees, customers, contractors, invitees, agents, successors or others using the Demised Premises with Tenant ‘s expressed or implied permission.  Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine, feminine and neuter genders shall each include the other.

16.04. Waivers

All waivers to provisions of this Lease must be in writing and signed by the waiving party.  Landlord’s delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.  No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05. Severability

A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable shall not cancel or invalidate the remainder of that provision or this Lease, which shall remain in full force and effect

16.06. Joint and Several Liability

All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.07. Amendments or Modifications

This Lease is the only agreement between the parties pertaining to the lease of the Demised Premises and no other agreements are effective unless made a part of this Lease.  All amendments to this Lease must be in writing and signed by all parties.  Any other attempted amendment shall be void.

16.08. Notices

All notices and other communications required or permitted under this Lease, except as stated in Section 7.03.A.1, must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of, (i) actual receipt if delivered in person or by messenger or courier service with evidence of delivery; or (ii) upon deposit in the United States Mail as required below.  Notices delivered by mail must be deposited in the U.S. Postal Service, postage prepaid, certified mail, return receipt requested, and properly addressed to the intended recipient as set forth in Article One.  Notices sent via certified mail, return receipt requested, will be deemed to have been received on the third (3rd) business day after being deposited in the U.S. Postal Service.  After possession of the Demised Premises by Tenant, Tenant’s address for notice purposes will be the address of the Demised Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose.  Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. All notices to Tenant must be sent to the attention of or delivered to M. Richard Marcus unless Tenant notifies Landlord of a new contact for Tenant in the manner set forth above.

16.09. Attorneys’ Fees

If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease (including but not limited to the Principal Broker), it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys’ fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10. Venue

All obligations under this Lease, including but not limited to the payment of Fees to the Principal Broker, shall be performed and payable in the county in which the Property is located.  The laws of the State of Texas shall govern this Lease.

16.11. Survival

All obligations of any party to this Lease which are not fulfilled at the expiration or the termination of this Lease shall survive such expiration or termination as continuing obligations of the party.

16.12. Binding Effect

This Lease shall inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs representatives, successors and assigns.  However, Landlord shall not have any obligation to Tenant’s successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13. Consult an Attorney

This Lease is an enforceable, legally binding agreement.  Read it carefully.  The brokers involved in the negotiation of this Lease cannot give you legal advice.  The parties to this Lease acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease.  By executing this Lease, Landlord and Tenant each agree to the provisions, terms, covenants and conditions contained in this Lease.

16.14. Offer

The execution of this Lease by the first party to do so constitutes an offer to lease the Demised Premises.  Unless within the number of days stated in Section 1.14 above after the date of its execution by the first party to do so, this Lease is signed by the other party and a fully executed copy is delivered to the first party, such offer to lease shall be automatically withdrawn and terminated.

ARTICLE SEVENTEEN. ADDITIONAL PROVISIONS

16.01.	Rent Schedule:

Months 1

                                           1 - 72*           $7.95/sf                      Industrial Gross                                $6,597.00

* Provided that no event of default (as defined in Section 11.01 above) has occurred, rent for months 13 and 14 will be abated.

17.02. It is understood that Walter Floyd, the managing partner of the Premises is a licensed real estate broker in the State of Texas.

17.03. All repairs to and/or replacements of Premises-specific HVAC systems components will be performed promptly by Landlord at Landlord’s sole cost and expense during the first ninety (90) days after the Commencement Date.  Thereafter, provided that no event of default by Tenant (as defined in Section 11.01 above) has occurred and is continuing and further provided that Tenant has maintained the HVAC service contract required by Section 7.03 of this Lease throughout the Lease Term, costs of repairs to and/or replacements of Premises-specific HVAC systems components in excess of $3,000.00 per unit per years, (excluding the cost of the HVAC service contract,) will be borne solely by Landlord and, if paid by Tenant, will be promptly reimbursed by Landlord after Landlord’s receipt of written evidence reasonably satisfactory to Landlord of the amount thereof.

17.04. Tenant has first right of refusal to lease on any contiguous space on the Property.  Tenant will be given notice by certified mail of any bona fide offer to lease contiguous space that Landlord desires to accept (or a prospective tenant accepts from Landlord) including the terms of that offer.  If Tenant does not exercise its right of first refusal by written notice in 10 days to the Landlord, and Landlord thereafter leases the applicable space to the applicable prospect on the terms set forth in the applicable offer, such right of first refusal to lease is waived.  If Tenant does exercise its right of first refusal by giving timely notice thereof, Tenant will lease the applicable space on the terms set forth in the applicable offer except for the term of Tenant’s leasing of such space, which term will be as provided below.  The term of Tenant’s leasing of the applicable space shall be as follows:  (1) if the applicable space is being offered to Tenant during the first eighteen (18) months of the term of this Lease, such term will be, at Tenant’s election included in Tenant’s notice of exercise of the right of first refusal, either (i) the length of the applicable prospect’s proposed initial lease term (each a “Prospect’s Initial Term”) together with any extension thereof pursuant to any renewal options identified in the applicable offer, or (ii) the then remaining balance of the then in effect term of this Lease; or (2) if the applicable space is being offered to Tenant after the first eighteen (18) months of the term of this Lease, such term will be the applicable Prospect’s Initial Term together with any extension thereof pursuant to any renewal options identified in the applicable offer.  If any Prospect’s Initial Term will expire after the scheduled expiration date of the initial Lease Term, Tenant will have the option of extending such expiration date with respect to the Demised Premises to the scheduled date of expiration of such Prospect’s Initial Term which option must be exercised by written notice at the time that Tenant provides notice of the exercise of its right of first refusal.  If Tenant elects in writing to so extend such expiration date, the Base Rent payable for the Demised Premises during such extended term will be at the same rate(s) per square foot as Tenant is to pay for the space identified in the applicable offer during such time period.  If any Prospect’s Initial Term will expire prior to the scheduled expiration date of the initial Lease Term, Tenant will have the option of extending such term to the scheduled date of expiration of the initial Lease Term. If Tenant elects in writing to so extend a Prospect’s Initial Term, the Base Rent payable for the expansion premises during such extended term will be at the same rate(s) as Tenant is to pay for the Demised Premises during such time period.

17.05. Landlord shall provide Tenant with a moving and tenant improvement allowance in the amount of $50,000.00 and Tenant shall make improvements based on plans provided by Tenant as shown in exhibit herein titled “Tenant Improvement Plan”.  The allowance shall be paid within thirty (30) days after all of the following has occurred:  (1) Tenant has (i) completed the improvements to the Demised Premises (excluding, however, “punch-list” items) in accordance in all material respects with the Tenant Improvement Plan or otherwise as approved in writing by Landlord, and (ii) notified Landlord in writing of such completion; (2) Tenant has delivered a copy of a certificate of occupancy for the Demised Premises to Landlord if such certificate is required by Applicable Laws, which certificate can be issued either before or after the completion of such improvements and, if issued before such completion, Tenant will have no obligation to obtain or deliver an updated certificate of occupancy; and (3) Tenant has delivered lien waivers signed by all of Tenant’s contractors conditioned solely on the payment of a specified sum.

17.06. Landlord grants Tenant Early Occupancy upon execution of this Lease and delivery of all sums due, being first month’s gross rental and security deposit.  Such early access to the Premises by Tenant and its representatives and contractors will be permitted by Landlord at no cost to Tenant for performing improvements, installing/storing furniture, equipment or other personal property, and otherwise preparing for Tenant’s occupancy thereof, which access (x) will include non-exclusive access to, and use of, parking areas, loading docks, electrical systems and related facilities (there shall be no charge for the use of such areas/systems/facilities, but use of the Building’s loading dock and common area shall otherwise be subject to Landlord’s standard rules, regulations and scheduling requirements), (y) will not cause the Commencement Date to occur, and (z) will be subject to Section 2.03 of this Lease.

17.07. See Addendum H.

17.08. Intentionally omitted.

LANDLORD 4257 Kellway General Partnership By [Signature]: Name and Title: Date of Execution: PRINCIPAL BROKER Henry S. Miller Brokerage, LLC By [Signature] Name: Mark B. Hull Title: Vice President
TENANT
OryonTechnologies, LLC
By [Signature]:
Name and Title:

By [Signature]:
Name and Title:

By [Signature]:
Name and Title:

Date of Execution:

COOPERATING BROKER
Transwestern
By [Signature]:
Name:           Bill de la Chapelle
Title:

Copyright Notice:  This form is provided for the use of members of the North Texas Commercial Association of Realtors, Inc.  Permission is hereby granted to make limited copies of this form for use in a particular Texas real estate transaction.  Contact the NTCAR office to confirm that you are thing the current version of this form

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM A TO LEASE

EXPENSE REIMBURSEMENT

Demised Premises/Address:      9,957 sf at 4251 Kellway

[Check all boxes which apply.  Boxes not checked do not apply to this Lease].

A. Expense Reimbursement

.  Tenant shall pay the Landlord as additional Rent a portion of the following expenses (collectively the “ Reimbursement”) which are incurred by or assessed against the Demised Premises [check all that are to apply]:

X           Ad Valorem Taxes;

X           Insurance Premiums

X           Common Area Maintenance (CAM) Expenses;

X           Operating Expenses;

        ☐            Roof and Structural Maintenance Expenses;

B. Expense Reimbursement Limitations

.  The amount of Tenant’s Reimbursement shall be determined by one of the following methods as described in Section 4 below [check only one]:

X            Base Year/Expense Stop Adjustment;

 o           Pro Rata Adjustment;

                 o           Fixed Amount Adjustment;

    o    Net Lease Provisions.

C. Expense Reimbursement Payments

.  Any time during the Lease Term (or any renewals or extensions) Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount.  Any such payment directed by Landlord shall be due and payable monthly on the same day that the Base Rent is due.  Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any Reimbursement payments which are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease.  Any Reimbursement relating to partial calendar years shall be prorated accordingly.  Tenant’s Pro Rata Share of such Reimbursements shall be based on the square footage of useable area contained in the Demised Premises in proportion to the square footage of useable building area of the Property.  Within 120 days after the end of each calendar year or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Reimbursement amount for such calendar year.  If the estimated Reimbursement amount paid by Tenant for such calendar year are more than the actual reimbursement for such calendar year, Landlord shall apply any overpayment by Tenant against rent due or next becoming due; provided, if the term expires before the determination of the overpayment, Landlord shall, within 30 days of determination, refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated Reimbursement amount paid by Tenant for the prior calendar year are less than the actual Reimbursement amount for such year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of the Reimbursement amount, any underpayment for prior calendar year.  Tenant may audit or examine those items of expense in Landlord’s records which relate to Tenant’s obligations under this Lease.  Landlord shall promptly refund to Tenant any overpayment which is established by an audit or examination.  If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

D. Definitions.

1. Ad Valorem Taxes

All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

2. Insurance Premiums

All Landlord’s insurance premiums attributable to the Property, including but not limited to insurance for tire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage for six months’ Rent.

3. Common Area Maintenance Expenses

Common area maintenance expenses (“CAM”) means all costs of maintenance, inspection and repairs of the common areas of the Property, including but not limited to those costs for security, lighting, painting, cleaning, decorations and fixtures, utilities, ice and snow removal, trash disposal, project signs, minor roof defects, pest control, project promotional expenses, property owners’ association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property which may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof.  The “common area” is defined as that part of the Property intended for the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, roofs exterior walls, sidewalks, malls, promenades (enclosed or otherwise), meeting rooms, doors, windows, corridors and public rest rooms.  CAM does not include depreciation on Landlord’s original investment, cost of tenant improvements, real estate brokers’ fees, Landlord’s management office and overhead expenses, or interest or depreciation on capital investments.

4. Operating Expenses

All costs of ownership, building management, maintenance, repairs and operation of the Property, including but not limited to taxes, insurance, CAM, reasonable management fees, wages and salary costs of building management personnel, overhead and operational costs of a management office janitorial, utilities, and professional services such as accounting and legal fees.  Operating Expenses do not include the capital cost of management office equipment and furnishings, depreciation on Landlord’s original investment, roof and structural maintenance, the cost of tenant improvements, real estate brokers’ fees, advertising, or interest or depreciation on capital investments.

5. Base Year/Expense Stop Adjustment

.  Tenant shall pay to Landlord as additional rent Tenant’s Pro Rata Share of increases in Landlord’s Ad Valorem Taxes, Insurance Premiums, CAM Expenses, and Operating Expenses for the Property for any calendar year during the Lease Term or during any Extension of this Lease, over [check only one]

X           a.           Such amounts paid by Landlord for the Base Year 2010, or

                      b.           $            per square foot of floor area (as set forth in Section 1.04.C) per year.

E. X Gross-up Provisions

[Check this only if applicable.]  If the Property is a multi-tenant building and is not fully occupied during the Base Year or any portion of the Lease Term, an adjustment shall be made in computing the variable costs for each applicable calendar year.  Variable costs shall include only those items of expense that vary directly proportionately to the occupancy of the Property.  Variable costs which art included in the CAM and Operating Expenses shall be Increased proportionately to the amounts that, in Landlord’s reasonable judgment, would have been incurred had ninety percent (90%) of the useable area of the Property been occupied during those years.

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “B” TO LEASE

RENEWAL OPTIONS

Address of the Premises:  9,957 sf at 4251 Kellway

1. Option to Extend the Term

 Landlord grants to Tenant one (1) option(s) (each an “Option”) to extend the Term for an additional term of sixty (60) months each (the “Extension”), on the same terms, conditions and covenants set forth in this Lease, except as provided below.  Each Option may be exercised only by written notice delivered to the Landlord no earlier than three hundred (300) days before, and no later than one hundred and twenty (120) days before, the expiration of the Term or the preceding Extension of the Term, whichever is applicable.  If Tenant fails to deliver to Landlord a written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options will lapse, and there will be no further right to extend the Term.  Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, no event of default (as defined in Section 11.01) has occurred and is continuing under any of the provisions of this Lease.

2. Calculation of Rent

The Base Rent during the Extension(s) will be determined by one of the following methods [check one]:

X      A.      Fair Market Rental.  The Base Rent during the Extension will be the Fair Market Rental determined as follows:

a. The “Fair Market Rental” of the Premises means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of Premises comparable to the Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Premises by Tenant.  Upon proper written notice by Tenant to Landlord of Tenant’s intention to elect to exercise the renewal Option, Landlord shall, within twenty (20) days thereafter, notify Tenant in writing of Landlord’s proposed Fair Market Rental amount, and Tenant shall thereupon notify Landlord of Tenant’s acceptance or rejection of Landlord’s proposed amount.  Failure of Tenant to reject Landlord’s Fair Market Rental amount within fifteen (15) days after receipt of Landlord’s notice will be deemed Tenant’s acceptance of Landlord’s proposed Fair Market Rental amount.

b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount within forty (40) days following the exercise of the Option, the Fair Market Rental for the Extension will be determined by the following appraisal process.  Landlord and Tenant shall endeavor in good faith to select a single Appraiser, The term “Appraiser” means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property.  If Landlord and Tenant are able to agree upon and select a single Appraiser, that Appraiser will determine the Fair Market Rental for the Extension.

If Landlord and Tenant are unable to agree upon a single Appraiser within ten (10) days after the end of the forty day period, each will then appoint one Appraiser by written notice to the other, given within seven (7) days after the end of the forty day period.  Within five (5) business days after the two Appraisers are appointed, the two Appraisers will appoint a third Appraiser.  If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed will determine the Fair Market Rental amount of the Premises.  Each party will bear the cost of the appraiser appointed by it and the parties will share equally the cost of the third appraiser.  The Fair Market Rental of the Premises will be the average of two of the three appraisals that are closest in amount and the third appraisal will be disregarded.

c. In no event will the Base Rent be reduced for any Extension, regardless of the Fair Market Rental determined by any appraisal.  If the Fair Market Rental is not determined before the commencement of the Extension, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Premises immediately before the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent.

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “G” TO LEASE

RULES AND REGULATIONS

Address of the Premises:  9,957 sf at 4251 Kellway

1. Application

Tenant, and Tenant’s employees and invitees, shall abide by the following standards for the mutual safety, cleanliness, care, protection, comfort and convenience of all tenants and occupants of the Property.  These Rules and Regulations apply to all of the Property as defined in this Lease including, but not limited to, the Premises, the building(s) the parking garages, if any, the common areas, driveways, and parking lots.

2. Consent Required

Any exception to these Rules and Regulations must first be approved in writing by Landlord.  For purposes of these Rules and Regulations, the term “Landlord” includes the building manager, the building manager’s employees, and any other agent or designee authorized by Landlord to manage or operate the Property.

3. Rules and Regulations:

a. Tenant may not conduct any auction, “flea market” or “garage sale” on the Premises nor store any goods or merchandise on the Property except for Tenant’s own business use.  Food may not be prepared in the Premises except in small amounts for consumption by Tenant and Tenant’s officers and employees.  Vending machines or dispensing machines may not be placed in the Premises without Landlord’s written approval.  The Premises may not be used or occupied as sleeping quarters or for lodging purposes.  Animals may not be kept in or about the Property.

b. Tenant shall not obstruct sidewalks, driveways, loading areas, parking areas, corridors, hallways, vestibules, stairs and other similar areas designated for the collective use of tenants, or use such areas for Tenant’s storage, temporary or otherwise, or for any purpose other than going to and from the Premises.  Tenant shall comply with parking rules and guidelines as may be posted on the Property from time to time.

c. Tenant shall not make any loud noises, unusual vibrations, unpleasant odors, objectionable or illegal activities on the Property.  Tenant shall not permit the operation of any equipment in the Premises that annoys other occupants of the Property.  Tenant shall not interfere with the possession of other tenants of the Property.

d. Tenant may not bring any flammable, explosive, toxic, noxious, dangerous or hazardous materials onto the Property, except in small quantities as needed in Tenant’s business and used, stored, and disposed of in accordance with applicable laws.

e. Installation of security systems, telephone, television and other communication cables, fixtures and equipment must comply with Section 7.04 of the Lease, except that routine installation and construction of normal communication devices that do not require any holes in the roof or exterior walls of the Property do not require the written approval of Landlord.

f. Movement into or out of the building through public entrances, lobbies or corridors that requires use of a hand truck, dolly or pallet jack to carry freight, furniture, office equipment, supplies and other large or heavy material, must be limited to the service entrances and freight elevators only and must be done at times and in a manner so as not to unduly inconvenience other occupants of the Property.  All wheels for such use must have rubber tires and edge guards to prevent damage to the building.  Tenant shall be responsible for and shall pay all costs to repair damages to the building caused by the movement of materials by Tenant.

g. Requests by Tenant for building services, maintenance and repair must be made in writing to the office of the building manager designated by Landlord and must be dated.  Tenant shall give prompt written notice to Landlord of any significant damage to or defects in the Premises or the Property, including plumbing, electrical and mechanical systems, heating, ventilating and air conditioning systems, roofs, windows, doors, foundation and structural components, regardless of whose responsibility it is to repair such damage or defects.

h. Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord If Tenant changes locks or installs additional locks on the Property, Tenant shall provide Landlord with a copy of each separate key to each lock upon Landlord ‘s request.  Upon termination of Tenant’s occupancy of the Premises, Tenant must surrender all keys to the Premises and the Property to Landlord.

i. Harmful liquids, toxic wastes, bulky objects, insoluble substances and other materials that may cause clogging, stains or damage to plumbing fixtures or systems must not be placed in the lavatories, water closets, sinks, or drains.  Tenant must pay the costs to repair and replace drains, plumbing fixtures and piping that is required because of damage caused by Tenant.

j. Tenant shall cooperate with Landlord and other occupants of the Property in keeping the Property and the Premises neat and clean.  Nothing may be swept, thrown or left in the corridors, stairways, elevator shafts, lobbies, loading areas, parking lots or any other common areas on the Property All trash and debris must be properly placed in receptacles provided therefor.

        k.  Landlord may regulate the weight and position of heavy furnishings and equipment on the floor of the Premises, including safes, groups of filing cabinets, machines, and any other item that may overload the floor, Tenant shall notify Landlord when heavy items are to be taken into or out of the building, and the placement and transportation of heavy items may be done only with the prior written approval of Landlord.

l. No window screens, blinds, draperies, awnings, solar screen films, window ventilators or other materials visible from the exterior of the Premises may be placed in the Premises without Landlord’s approval.  Landlord is entitled to control all lighting that may be visible from the exterior of the building.

m. No advertisement, sign, notice, handbill, poster or banner may be exhibited, distributed, painted or affixed on the Property.  No directory of tenants is allowed on the Property other than that provided by Landlord.

n. Tenant agrees to cooperate with and assist Landlord in the prevention of peddling, canvassing and soliciting on the Property.

o. Tenant accepts any and all liability for damages and injuries to persons and property resulting from the serving or sales of alcoholic beverages by or on behalf of Tenant on or from the Property.

p. Any person entering and leaving the building before and after normal working hours, or building hours if posted by Landlord, whichever applies, may be required to identify himself to security personnel by signing a list and giving the time of day and destination or location of the applicable Premises.  Normal building business hours are established by Landlord from time to time.

4. Revisions

    Landlord reserves the right to revise or rescind any of these Rules and Regulations and to make additional rules that Landlord may determine are necessary from time to time for the safety, protection, comfort and convenience of the tenants and visitors of the Property and for the care, protection and cleanliness of the Property.  Revisions and additions will be binding upon the Tenant as if they had been originally prescribed herein when furnished in writing by Landlord to Tenant, provided the additions and revisions apply equally to all tenants occupying the Property and do not impose any substantial cost to Tenant.

5. Enforcement

Any failure or delay by Landlord in enforcing these Rules and Regulations will not prevent Landlord from enforcing these Rules and Regulations in the future.  If any of these Rules and Regulations is determined to be unenforceable, it will be severed from this Lease without affecting the remainder of these Rules and Regulations.

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM H TO COMMERCIAL LEASE AGREEMENT

The following are additional provisions which are hereby added to that certain North Texas Commercial Association of Realtors Commercial Lease Agreement (the “Lease”) dated March 10, 2010, by and between 4257 Kellway General Partnership (“Landlord”) and OryonTechnologies, LLC (“Tenant”).  Capitalized terms used in this Addendum H To Commercial Lease Agreement (this “Addendum”) but not defined herein will have the meanings given to them in the Lease.

Whenever the provisions of this Addendum are inconsistent or conflict with the provisions of the Lease, the provisions of this Addendum shall control.

1. Landlord represents and warrants that (i) Landlord is the sole owner of the Property and the Property is not subject to any liens securing indebtedness payable by Landlord other than those held by the Existing Lender, (ii) the Demised Premises is not presently leased to another party and no party or parties has/have any rights to lease all or any portion of the Demised Premises, whether pursuant to an expansion option, right of first offer, right of first refusal, or otherwise, and (iii) Landlord has no current actual knowledge, nor has Landlord received written notice from any governmental authority since Landlord acquired the Property, of any existing or threatened material violation of any Laws applicable to the ownership, operation, use, maintenance or condition of the Property or any part thereof.

2. Except following the occurrence of a catastrophic event affecting the Demised Premises or any termination of Tenant’s right to possess the Demised Premises and subject to the rights reserved by Landlord in the Lease, Tenant shall have access to the Demised Premises 24- hours per day, seven (7) days per week.  Tenant shall also have access to common areas as is needed in order to satisfy obligations of Tenant under this Lease.  References to “Tenant” in the preceding two (2) sentences will include, without limitation, Tenant’s agents, employees, contractors, representatives and invitees as well as any other Tenant Parties.

3. Such early access to the Demised Premises by Tenant and its representatives and contractors will be permitted by Landlord at no cost to Tenant for performing improvements, installing furniture, equipment or other personal property, and otherwise preparing for Tenant’s occupancy thereof, which access (x) will include access to, and use of, parking areas, loading docks, electrical systems and related facilities (there shall be no charge for the use of such areas/systems/facilities; but use of the Building’s loading dock shall otherwise be subject to Landlord’s standard rules, regulations and scheduling requirements), and (y) will not cause the Commencement Date to occur, and (z) subject to Section 2.03 of the Lease.

4. In the event of any conflict between the terms and provisions of the Lease and any rules and regulations applicable to Tenant, the terms and provisions of the Lease will control.

5. To the extent any of the utilities servicing the Demised Premises are not separately metered, Landlord shall provide the same to Tenant during the term of the Lease and the cost to provide such service will constitute a component of CAM.

6. Tenant shall have the right, at its sole expense, to install and maintain, within the Demised Premises and outside the Demised Premises for purposes of limiting or providing access to the Demised Premises, an electronic card key access system, cipher locks, proximity card readers, palm readers, retinal scanner security devices, video cameras and/or such other security devices as may be approved by Landlord in writing, which approval will not be unreasonably withheld or delayed.  Landlord shall be provided with any means of access to the Demised Premises used by Tenant so that Landlord may exercise its rights to access the Demised Premises as provided in the Lease.  The foregoing may, if feasible, be integrated with Landlord’s access control system, if any, presently in place at the Building, and the foregoing shall be and remain the property of Tenant notwithstanding anything to the contrary contained in this Lease.  Landlord agrees to provide to Tenant, within a reasonable amount of time after Landlord’s receipt of a written request therefor, such information gathered by Landlord’s controlled access system, if any, as Tenant may reasonably request.  Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Tenant shall have the right to surrender possession of any of Tenant’s security system/devices with respect to the Demised Premises and/or Building to Landlord at the time of the expiration or any earlier termination of this Lease, in which case the same shall in no event be deemed to have been abandoned by Tenant and Tenant’s failure to remove the same from the Demised Premises and/or Building at such time shall not constitute a default by Tenant under this Lease, but such security system/devices shall in such case become the property of Landlord.

7. Tenant and its permitted transferees and their respective officers, employees, agents, concessionaires, licensees, customers and invitees shall have the non-exclusive right to use the common areas of the Property as of the Effective Date for their intended purposes, in common with others, subject to the terms of the Lease and such rules and regulations therefor that Landlord may reasonably and non- discriminatorily promulgate from time to time and provide in writing to Tenant.  Additionally, such parties will have the non-exclusive right to use areas of land affected by easements appurtenant to the Property, if any, for such uses as are permitted by such easements, subject to the terms of this Lease.

8. Landlord will use commercially reasonable efforts to prevent other tenants in the Building from unreasonably interfering with Tenant’s use and occupancy of the Demised Premises.

9. In the event that Landlord does not elect to contest Ad Valorem Taxes, Tenant shall have the right in its own name to contest the validity or amount, in whole or in part, of any Ad Valorem Taxes by appropriate proceedings timely instituted, provided Tenant gives Landlord written notice of its intention to contest and diligently prosecutes such contest in accordance and at all times effectively stays or prevents any forfeiture or any official or judicial sale of the Premises by reason of nonpayment of any such taxes.  Landlord shall, at Tenant’s request, fully cooperate with Tenant in all reasonable ways to contest any Ad Valorem Taxes at no cost to Landlord.  In case of special taxes or assessments that may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Ad Valorem Taxes for that year.

RIDER NO. 1 TO COMMERCIAL LEASE AGREEMENT

BETWEEN 4257 KELLWAY GENERAL PARTNERSHIP AND ORYONTECHNOLOGIES, LLC

FORM OF SNDA

[See the attached’]

EXHIBIT TO COMMERCIAL LEASE AGREEMENT

BETWEEN 4257 KELLWAY GENERAL PARTNERSHIP AND ORYONTECHNOLOGIES, LLC

TENANT IMPROVEMENT PLAN

[See the attached]

Recording Requested By and
When Recorded Mail To:
Genworth Financial
4920 S. Wendler Dr. Ste 214
Tempe, AZ 85282

Loan No.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

____________________________________________________________________ (“Lender”), made a loan (the “Loan”) to ___________________________________________ (“Landlord”), secured by ____________________________________ (the “Deed of Trust / Mortgage”) on the property commonly known as ____________________________________ (the “Property”), and more particularly described on attached Exhibit A.  The parties acknowledge that the Deed of Trust / Mortgage was recorded ___________ with the following office and recording information:  _____________________________.

______________________ (“Tenant”) has a Lease dated ____________, ____ (the “Lease”) with Landlord on all or a portion of the Property (the “Leased Premises”).

Lender needs assurances from Tenant.  Tenant is willing to give those assurances if Lender will agree, so long as Tenant is not in default under the Lease, not to disturb Tenant’s possession of the Leased Premises in the event of foreclosure of the Deed of Trust / Mortgage.  Tenant also understands that Lender will rely on the assurances and statements made in this agreement.

NOW, THEREFORE, Lender and Tenant agree as follows:
1. Subordination

Tenant agrees that the Lease, and all rights of Tenant in, to and under the Lease and the Property, are hereby unconditionally subordinated, and shall remain unconditionally subordinate, to the lien of the Deed of Trust / Mortgage and any and all other instruments held by Lender as security for the Loan, and to any and all renewals, modifications and extensions thereof.

2. Tenant Not To Be Disturbed

Lender agrees that, so long as Tenant is not in default under the Lease (beyond any period given Tenant by the terms of the Lease to cure such default):

(a) Tenant’s possession of the Leased Premises under the Lease shall not be disturbed by Lender in any foreclosure or other proceedings brought to enforce the Deed of Trust / Mortgage or by any deed in lieu of foreclosure.

(b) Lender will not join Tenant as a party defendant in any action or proceeding foreclosing the Deed of Trust / Mortgage unless such joinder is necessary to foreclose the Deed of Trust / Mortgage, and then only for such purpose and not for the purpose of terminating the Lease.

    3.Tenant To Attorn To Lender

     If Lender becomes the owner of the Property by reason of foreclosure or other proceedings brought to enforce the Deed of Trust / Mortgage or by deed in lieu of foreclosure, the Lease shall continue in full force and effect as if Lender were the original Landlord and Tenant hereby attorns to Lender as Tenant’s lessor, except Lender shall not be:

(a) Liable for any act or omission of any prior lessor (including Landlord); provided that, upon becoming owner of the Property, Lender shall perform any maintenance, repair or restoration work to the Leased Premises or the Property required of (but unperformed by) any prior lessor under the Lease; in no event, however, shall Lender have any liability under this subparagraph (a) except for failure to perform such obligations after Lender becomes the owner of the Property; or

(b) Subject to any offset or defense which Tenant might have against any such prior lessor; or

(c) Bound by any prepayment of rent by Tenant, except as required by the terms of the Lease; or

(d) Bound by any amendment, modification or waiver of any material term of the Lease, unless made with the prior written consent of Lender; or

(e) Liable for any obligation of Landlord under the Lease with respect to any property other than the Property given as security for the Loan, and Tenant will look solely to Landlord for performance and observance of any and all such obligations.

If Lender becomes the owner of the Property and thereafter sells or otherwise transfers its interest in the Property, Lender shall have no liability with respect to obligations of the lessor under the Lease which arise following the sale or other transfer of the Property by Lender.

4. Third-Party Owner

 If someone acquires the Property through Lender, whether at a trustee or foreclosure sale or otherwise, that person shall have the same rights and obligations to continue the Lease with Tenant as Lender would have under this agreement.

5. Purchase Options

Any option to purchase, right of first refusal, or other right that Tenant has to acquire all or any of the Property is set forth in the Lease.  Tenant agrees that, under paragraph 1 above, any such option or right is hereby made subject and subordinate to the lien of the Deed of Trust / Mortgage and any and all other instruments held by Lender as security for the Loan, and to any and all renewals, modifications and extensions thereof.  Foreclosure of the Deed of Trust / Mortgage or a deed in lieu of foreclosure shall not entitle Tenant to exercise any such option or right, but such option or right shall remain exercisable, upon and subject to the terms of the Lease, after foreclosure of the Deed of Trust / Mortgage or deed given in lieu of foreclosure.

6. Covenants of Tenant

Tenant covenants as follows:

(a) Tenant shall pay to Lender all rent and other payments otherwise payable to Landlord under the Lease upon written demand from Lender.  By its signature below, Landlord consents to Tenant’s payment of rent to Lender upon Lender’s written demand, agrees that Tenant may rely solely upon Lender’s written demand regardless of any dispute between Landlord and Tenant, and releases and discharges Tenant from all liability to Landlord for any payment of rent made as instructed by Lender in writing.

(b) Tenant shall not subordinate its rights under the Lease to any other mortgage, Deed of Trust / Mortgage or other security instrument without the prior written consent of Lender.

(c) Tenant shall notify Lender if Landlord is in default under the Lease and will give Lender thirty (30) days after receipt of such notice in which to cure the default before Tenant invokes any of its remedies under the Lease.

7. Assignment of Lease

Tenant understands that Landlord’s interest in the Lease has been assigned to Lender in connection with the Loan.  Until Lender becomes owner of the Property, however, Lender assumes no duty, liability or obligation to Tenant under the Lease.

8. Costs and Attorneys’ Fees

In the event of any claim or dispute arising out of this agreement, the party that substantially prevails shall be awarded, in addition to all other relief, all attorneys’ fees and other costs and expenses incurred in connection with the claim or dispute, including without limitation those fees, costs and expenses incurred before, during or after suit, in any arbitration, in any appeal, in any proceedings under any present or future bankruptcy act or state receivership, and in any post-judgment proceedings.

9. Notices

Any notices under this agreement shall be in writing and shall be personally delivered or mailed, postage prepaid, certified or registered mail, return receipt requested.  Any notice sent to a party shall be sent to the party at its address below its signature hereon.  Each mailed notice shall be deemed given three (3) days after its postmark.  Any party may change its address by notice to the other parties.

10. Miscellaneous

This agreement may not be modified except in a writing executed by the parties or their successors in interest.  This agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, administrators, representatives, successors, and assigns.  This agreement may be executed in counterparts, in which case all originals together shall constitute a single instrument.

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DATED this _______ day of _______, ____.

“Lender” By: Its: Address: 4920 S. Wendler Dr. Ste 214 Tempe, AZ 85282 “Tenant” Address:
CONSENTED AND AGREED TO this ____ day of _______, ____.

“Landlord” Address:

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Lender’s Acknowledgement COMMONWEALTH OF VIRGINIA County of Henrico	) ) )	ss.
I certify that I know or have satisfactory evidence that _______________________________ is the person who appeared before me, and said person acknowledged that [he][she] signed this instrument, on oath stated that [he][she] was authorized to execute the instrument and acknowledged it as the ___________________ of ____________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this _______ day of _______, ____.

Notary Public in And For the Commonwealth of Virginia, residing at Name (printed or typed): My appointment expires:

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EXHIBIT A

Legal Description:

Oryon Technologies LLC
Tenant Improvement Plan
March 10, 2010

This document accompanies the attached drawings for 4251 Kellway and represents the improvements that Oryon currently intends to make.

These improvements represent the initial work we intend to do but not the entire work that we may ultimately do.  This initial work will enable us to be operational in the space.

The following is a more detailed description of the work and references the attached drawings.

Page titled “Addison Site, As Is” Each page title is placed at the bottom center of each page and is what we are using to describe each set of descriptions for the work being done.  “As Is” shows the space as it is today and is our guide for how the space is today against the other 3 pages which shows where we want to modify the space to meet our use.

Page titled “Addison Site, Patch and Epoxy Floor”

This page shows the area of the space that we would like to have cleaned, prepped, patched and epoxy treated with a non-slip, chemical resistant application.  You will notice that since we have elected not to have the new offices installed at this time, the coverage area is larger than our previous plan.

Page titled “Addison Site, Add Walls”
This page shows all the work on walls in the space.  Some of the work requires some demolition work and some of the work requires building of new walls.  Here are the detailed requests.
1)	At the front entrance, remove the glass reception window that is currently in place and finish that as a wall that matches the current wall.

2)
At the intersection just beyond the entrance to the offices from the reception door way, we need to demolish part or the entire closet that is currently in place and make this the entrance to the bathroom which is currently accessible from the break room.  We want to be in compliance with ADA codes so that we won’t have to do work in the future on this bathroom entrance.

3)	In the break room, the door to the bathroom will be removed as well as the frame and the present door will be replaced with a wall.

4)
The water heater will be moved to the “mop closet” that is near the southern entrance to the warehouse.  In place of the current water heater will be some mill work to finish the counter top of the sink and have a dishwasher put in its place.  If the current wall that is to the left of the sink can remain in place without it causing an issue to put in the dishwasher, we are fine with that.

5)	Add the new wall which will make the conference / show room as a finished closed room. We will need to add a door to this room near the entrance to the offices from the reception area.

6)	We will need to have electrical outlets placed in the conference / show room as detailed on Page 4 — “Proposed Layout”

7)	We will need to have a wall built at the roll-up door of the southernmost roll-up door and the vinyl curtain placed from the wall to the wall between the door and the roll-up door.

Oryon Technologies LLC
Tenant Improvement Plan
March 10, 2010

8)           We will leave the door that is currently in place between the office and the warehouse.  This is the only office that has a door that opens into the warehouse.

Page titled “Addison Site, Proposed Layout”
This page shows where the equipment will be placed and where we need to have the required power drops as currently listed as alternative #2.  This is a required improvement in order for us to move in.  Here are the additional requirements related to page 4.
1)
The electrical drops and air drops are reflected on this page.  We may need to move equipment slightly but the drops should not be affected as we have discussed having flexibility on connecting our equipment in this area.

2)	New outlets in the conference room / show room as reflected on page 4.

3)	We will utilize the outlets that are on the wall where the “mushroom” like work stations will be placed. We just need to confirm that these outlets are “hot” and can be used.

4)	We need to confirm that all the outlets in all the offices and throughout the warehouse are functioning.

5)	We need to ensure that the air/heating ducts in the break room and new conference room are in place.

6)
We need additional outlets placed in the warehouse along the south side wall and east side wall where the 3 offices that are NOT being installed were previously proposed.  See new drawings.  The new outlets are marked in purple dots.  The dot that appears in the center of the room in near the new wall that will make up the conference room is a pole and we would like a double outlet placed on that pole.

Additional details on requested work:
1)	The outside fenced cage needs to be redone so it can be secure and hold the air compressor and 55 gallon drum.

2)
The 2 northernmost restrooms need to have toilets placed and bars that meet ADA compliance.  We intend on making both of these bathrooms unisex and will need the urinal currently in the northern-west restroom removed and have the plumbing capped.  The sinks in both are OK.  Please confirm that the height of the sinks in both rest rooms is an acceptable height for ADA compliance.

3)
The remaining smaller southernmost restrooms which are accessed through the hallway that leads from the reception to the warehouse and will be defined as the restrooms nearest the conference room should have the doors replaced and mirrors placed above each sink respectively.

4)	The millwork to place the upper and lower cabinets in the break room and the water line for the refrigerator and the coffee maker should be included in our scope of work.

5)
In the area of the warehouse which has the drops for power and air, we require the lighting to be fixed to the total brightness that is currently seen in the back northern-east corner of the warehouse.  The entire section where the equipment is placed in that section of the warehouse, we will need the UV protective lenses that are placed on those ballasts.

Oryon Technologies LLC
Tenant Improvement Plan
March 10, 2010

6)	New ventilation hole placed in the roof for heat exhausts. This is required and needs to meet Walters’s approval to ensure it does not impact the warranty currently in place for the roof.

7)
Flexible ducting that will allow us to place the flexible ducting over the equipment for proper dissipation of heat generated by these machines.  Proposed hoods are to be priced separately as we may not require the hoods.

8)	We will require the washer and dryer hook-up for power, water and ventilation to be placed on the wall just outside the door to the janitor closet.

9)	We will want to have a emergency eye wash station placed at the location of the water line that is currently located on the easternmost wall next to the current GE compressor fuse box.

10)	Insulation of both roll-up dock doors so that no wind or debris can enter the warehouse when they are closed.

11)	For clarification, all paint and carpet that will be used should match the existing paint and carpet in the building currently.

12)
We need to have the bathroom toilets in the 2 northern most bathrooms replaced with fixtures that are ADA approved and the bars behind and on the side of each toilet.  We need to make sure that the flushing handle is placed away from the wall for easy access.

13)	If the door to the bathrooms on the north most side do not provide for 18 inch clearance from the wall to the handle then we need to make these doors push in doors that have a lock on the inside.

This revised plan details the scope of work that we need done in order to be operational in the building.

Please contact Sam Aloni (office 214-267-1321 or cell 408-627-1608) with any questions or clarifications that are needed.